UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hilton Hotels Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IMPORTANT SPECIAL MEETING — SEPTEMBER 18, 2007

PLEASE ACT PROMPTLY TO VOTE YOUR SHARES

September 7, 2007

Dear Fellow Stockholder:

Our latest records show that we still have not received your voting instructions for the important special meeting of stockholders of Hilton Hotels Corporation, to be held on Tuesday, September 18, 2007.  Your vote is extremely important, regardless of the number of shares of common stock of Hilton Hotels that you own.

If the merger contemplated by the merger agreement is completed, you will be entitled to receive $47.50 in cash, without interest and less any applicable withholding tax, for each share of our common stock, $2.50 par value per share, owned by you, as more fully described in the proxy statement dated August 8, 2007.  For the reasons set forth in the proxy statement, our board of directors recommends that you vote “FOR” the adoption of the merger agreement and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.  We respectfully request that you vote your shares at your earliest convenience.

IMPORTANT RECENT DEVELOPMENT

Institutional Shareholder Services (ISS) and Glass Lewis & Co., the leading proxy advisory firms that issue voting recommendations to institutional investors, have both recommended that holders of Hilton Hotels Corporation common stock vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Please note that adoption of the merger agreement described in the proxy statement requires the affirmative vote of at least a majority of our outstanding shares of common stock entitled to vote on such matter.  Accordingly, if you do not vote it has the same effect as a vote “against” the proposal.

Additional instructions regarding the prompt methods to vote your shares are contained on the reverse side of this letter.  If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc. toll free at 1-800-901-0068.

On behalf of our Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Stephen F. Bollenbach

Co-Chairman and CEO

Please use one of the following simple methods to promptly provide your voting instructions:

1.                    Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.  You can vote via the Internet 24 hours a day, seven days a week, up until 11:59 p.m. ET on September 17, 2007.  However, you are encouraged to vote as promptly as possible.

2.                     Vote by Telephone:  Call toll-free 1-800-454-8683.  Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.  You can vote by telephone 24 hours a day, seven days a week, up until 11:59 p.m. ET on September 17, 2007. However, you are encouraged to vote as promptly as possible.

3.                     Vote by Mail:  Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

Please Act Today.